UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 25, 2021 (February 22, 2021)
_________________________
Marriott Vacations Worldwide Corporation
(Exact name of registrant as specified in its charter)
 _________________________

Delaware	001-35219	45-2598330
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6649 Westwood Blvd.	Orlando	FL	32821
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (407) 206-6000
N/A
(Former name or former address, if changed since last report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	VAC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 22, 2021, the Compensation Policy Committee (the “Committee”) of the Board of Directors of Marriott Vacations Worldwide Corporation (the “Company”) finalized a modification to the manner in which performance was evaluated for performance-based restricted stock units that had been granted to our executive officers in 2018 (the “2018-2020 Performance Units”). The modification changed the performance period from a single, three-year performance period commencing on January 1, 2018 and ending on December 31, 2020, to three annual performance periods, one for each of the Company’s 2018, 2019 and 2020 fiscal years. The cumulative Adjusted EBITDA and ROIC goals originally established for the single, three-year performance period would have resulted in achievement of 64.36% of the target 2018-2020 Performance Units. Evaluated as three separate annual performance periods, with 2020 achievement at zero, yields an achievement of 98.91% of the target, in the aggregate over the three, one-year performance periods. As such, the Committee certified payout under the 2018-2020 Performance Units at 98.91% of target, which shares were delivered to participants on February 25, 2021.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being furnished with this report:

Exhibit Number	Description
101	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(Registrant)

Dated: February 25, 2021	By:	/s/ John E. Geller, Jr.
	Name:	John E. Geller, Jr.
	Title:	President and Chief Financial Officer

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